Exhibit 10.1

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 5, 2008, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and (b) NETWORK ENGINES, INC., a Delaware corporation, with offices at 25 Dan Road, Canton, Massachusetts 02021 (“Network”), and ALLIANCE SYSTEMS, INC., a Texas corporation with offices at 3501 East Plano Parkway, Suite 100, Plano, Texas 75074 (“Alliance”) (Network and Alliance are individually and collectively, jointly and severally, “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of October 11, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 11, 2007, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1                                          The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.2(a) thereof:

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Fifteen Million Dollars ($15,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4.”

and inserting in lieu thereof the following:

“The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed Ten Million Dollars ($10,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4.”

2                                          The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.3 thereof:

“FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “FX Reserve”), inclusive of Credit Extension relating to Sections 2.1.1, 2.1.2 and 2.1.4.  The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve and the aggregate amount of FX Forward Contracts may not exceed Fifteen

Million Dollars ($15,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.1, 2.1.2 and 2.1.4.”

and inserting in lieu thereof the following:

“FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to One Million Dollars ($1,000,000.00) (the “FX Reserve”), inclusive of Credit Extension relating to Sections 2.1.1, 2.1.2 and 2.1.4.  The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve and the aggregate amount of FX Forward Contracts may not exceed Ten Million Dollars ($10,000,000.00), inclusive of Credit Extensions relating to Sections 2.1.1, 2.1.2 and 2.1.4.”

3                                          The Loan Agreement shall be amended by deleting the following appearing as Section 2.2 thereof in its entirety:

“              2.2          Overadvances.  If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (a) the Revolving Line or (b) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.”

and inserting in lieu thereof the following:

“              2.2          Overadvances.  If, at any time, the Credit Extensions under Sections 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the Revolving Line, Borrower shall immediately pay to Bank in cash such excess.”

4                                          The Loan Agreement shall be amended by deleting the following text appearing in Section 2.4 thereof:

“If this Agreement is terminated on or prior to the date that is one (1) year from the Effective Date (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Seventy-Five Thousand Dollars ($75,000.00) (the “Early Termination Fee”).”

and inserting in lieu thereof the following:

“If this Agreement is terminated on or prior to the date that is one (1) year from the Effective Date (A) by Bank in accordance with clause (ii) in the foregoing sentence, or (B) by Borrower for any reason, Borrower shall pay to Bank a termination fee in an amount equal to Fifty Thousand Dollars ($50,000.00) (the “Early Termination Fee”).”

5                                          The Loan Agreement shall be amended by deleting the following appearing as Section 5.3 thereof in its entirety:

“              5.3          Accounts Receivable.  For any Eligible Account in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all material respects what they purport to be.  All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual Insolvency Proceeding of any Account Debtor whose accounts are an Eligible Account in any Borrowing Base Certificate.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.”

and inserting in lieu thereof the following:

“              5.3          Intentionally Deleted.”

6                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(b) thereof in its entirety:

“              (b)           Within twenty (30) days after the last day of each month, if an Advance is outstanding as of the last day of such month, deliver to Bank a duly completed Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable (by invoice date).”

and inserting in lieu thereof the following:

“              (b)           Within thirty (30) days after the last day of each month, if an Advance is outstanding as of the last day of such month, deliver to Bank aged listings of accounts receivable (by invoice date).”

7                                          The Loan Agreement shall be amended by deleting the following text appearing as Section 6.7(b) thereof in its entirety:

“              (b)           Operating Cash Flow.  Operating Cash Flow of at least (i) One Million Five Hundred Thousand Dollars ($1,500,000.00) for the quarter ending December 31, 2007, (ii) Five Hundred Thousand Dollars ($500,000.00) for the quarter ending March 31, 2008, (iii) One Million Five Hundred Thousand Dollars ($1,500,000.00) for the quarter ending June 30, 2008, and (iv) Two Million Dollars ($2,000,000.00) for the quarter ending September 30, 2008 and as of the last day of each quarter thereafter.”

and inserting in lieu thereof the following:

“              (b)           Operating Cash Flow.  Operating Cash Flow of at least (i) $1,500,000.00 for the quarter ended December 31, 2007, (ii) $500,000.00 for the quarter ended March 31, 2008, (iii) $3,000,000.00 for the twelve (12) month period ending September 30, 2008, (iv) $1,000,000.00 for the twelve (12) month period ending December 31, 2008, (v) ($600,000.00) for the twelve (12) month periods ending March 31, 2009 and June 30, 2009, (vi) $1.00 for the twelve (12) month period ending September 30, 2009, (vii) $1,000,000.00 for the twelve (12) month period ending December 31, 2009, and (viii) $2,000,000.00 for the twelve (12) month period ending March 31, 2010 and for the twelve (12) month period ending on the last day of each quarter thereafter.”

8              The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“              “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“              “Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“              “Operating Cash Flow” is, for each quarter, (a) Borrower’s consolidated EBITDA, minus (b) Borrower’s consolidated capital expenditures.”

“              “Revolving Line” is an Advance or Advances in an aggregate amount of up to Fifteen Million Dollars ($15,000,000.00) outstanding at any time.”

“              “Revolving Line Maturity Date” is October 9, 2008.”

and inserting in lieu thereof the following:

“              “Availability Amount” is (a) the Revolving Line, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserves, minus (c) the FX Reserve, and minus (d) the outstanding principal balance of any Advances (including any amounts used for Cash Management Services).”

“              “Current Liabilities” are all obligations and liabilities of Borrower to Bank and all of Borrower’s Included Indebtedness, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

“              “Operating Cash Flow” is, for each quarter, (a) Borrower’s consolidated EBITDA, minus (b) Borrower’s consolidated capital expenditures, minus (c) Borrower’s cash taxes.”

“              “Revolving Line” is an Advance or Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000.00) outstanding at any time.”

“              “Revolving Line Maturity Date” is                         , 2010 [DATE THAT IS 24 MONTHS AFTER THE DATE OF THE LOAN MODIFICATION AGREEMENT].”

9                                          The Loan Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section 13.1 thereof:

“              “Included Indebtedness” is (a) indebtedness for borrowed money, (b) obligations evidenced by notes, bonds, debentures or similar instruments, and (c) capital lease obligations.”

10                                    The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“              “Borrowing Base” is (a) Five Million Dollars, plus (b) eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank may adversely affect Collateral.”

“              “Borrowing Base Certificate” is that certain certificate in the form attached hereto as Exhibit C.”

“              “Eligible Accounts” are Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3.  Bank reserves the right, at any time and from time to time after the Effective Date, to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank agrees otherwise in writing, Eligible Accounts shall not include:

(a)           Accounts for which the Account Debtor has not been invoiced;

(b)           Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(c)           Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(d)           Credit balances over ninety (90) days from invoice date;

(e)           Accounts owing from an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts (provided that such percentage shall be fifty percent (50.0%) for Accounts for which the Account Debtor is EMC) for the amounts that exceed that percentage, unless Bank approves in writing;

(f)            Accounts owing from an Account Debtor which does not have its principal place of business in the United States;

(g)           Accounts owing from an Account Debtor which is a federal, state or local government entity or any department, agency, or instrumentality thereof;

(h)           Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by Borrower in the ordinary course of its business;

(i)            Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, “bill and hold”, or other terms if Account Debtor’s payment may be conditional;

(j)            Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(k)           Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(l)            Accounts owing from an Account Debtor with respect to which Borrower has received deferred revenue (but only to the extent of such deferred revenue);

(m)          Accounts owing from an Account Debtor with respect to which Borrower maintains a reserve in connection with Borrower’s provision of a right of return to the Account Debtor (but only to the extent of such reserve);

(n)           Accounts for which Bank in its good faith business judgment determines collection to be doubtful; and

(0)           other Accounts Bank deems ineligible in the exercise of its good faith business judgment.”

11                                    The Loan Agreement shall be amended by deleting Exhibit C thereof and inserting in lieu thereof Schedule 1 hereto.

12                                    The Loan Agreement shall be amended by deleting Exhibit D thereof and inserting in lieu thereof Schedule 2 hereto.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Fifteen Thousand Dollars ($15,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  In addition, Borrower shall pay to Bank an anniversary fee equal to Fifteen Thousand Dollars ($15,000.00) (the “Anniversary Fee”), which Anniversary Fee shall be earned as of the date hereof, and shall be payable on the earliest to occur of: (i) August 5, 2009 [DATE THAT IS 12 MONTHS AFTER THE DATE OF THE LOAN MODIFICATION AGREEMENT]; (ii) the occurrence of an Event of Default; or (iii) the early termination of the Loan Agreement.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             PERFECTION CERTIFICATES.

(a)           In  connection with this Loan Modification Agreement, Network delivered to Bank a perfection certificate signed by Network (the “Perfection Certificate”).  Network represents and warrants to Bank that: (i) Network’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (ii) Network is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (iii) the Perfection Certificate accurately sets forth Network’s organizational identification number or accurately states that Network has none; and (iv) the Perfection Certificate accurately sets forth Network’s place of business, or, if more than one, its chief executive office as well as Network’s mailing address if different, and (v) all other information set forth on the Perfection Certificate pertaining to Network is accurate and complete.

(b)           Alliance hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 11, 2007, between Alliance and Bank, and acknowledges, confirms and agrees the disclosures and information Alliance provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that, as of the date of this Loan Modification Agreement, Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

NETWORK ENGINES, INC.	SILICON VALLEY BANK

By:	By:

Name:	Name:

Title:	Title:

ALLIANCE SYSTEMS, INC.

By:

Name:

Title:

Schedule 1

EXHIBIT C

Intentionally Deleted.

Schedule 2

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	NETWORK ENGINES, INC. and ALLIANCE SYSTEMS, INC.

The undersigned authorized officer of Network Engines, Inc. and Alliance Systems, Inc. (individually and collectively, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days*	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R Agings	Monthly within 30 days (if Obligations are outstanding on last day of such month)*	Yes No
Board Projections	Annually 45 days after FYE	Yes No

*See Section 6.2 of the Loan and Security Agreement

Financial Covenant	Required		Actual	Complies

Maintain on a Quarterly Basis:
Adjusted Quick Ratio	1.25:1.0		:1.0	Yes No

Operating Cash Flow	$	**	$	Yes No

**As set forth in Section 6.7(b) of the Loan and Security Agreement

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Network Engines, Inc.	BANK USE ONLY
Alliance Systems, Inc.
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall control.

I.	Adjusted Quick Ratio (Section 6.7(a))

Required:	1.25:1.00
Actual:	:1.00

A.	Aggregate value of the unrestricted cash of Borrower	$

B.	Aggregate value of the net billed accounts receivable of Borrower	$

C.	Quick Assets (the sum of lines A through B)	$

D.	Aggregate value of Obligations to Bank	$

E.	Aggregate value of liabilities of Borrower (including all Indebtedness) that matures within one (1) year and current portion of Subordinated Debt permitted by Bank to be paid by Borrower	$

F.	Current Liabilities (the sum of lines D and E)	$

G	Deferred Revenue	$

H	Line F minus line G	$

I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.25:1:00?

	☐	No, not in compliance	☐ Yes, in compliance

II.	Operating Cash Flow (Section 6.7(b))

Required:		$ (as set forth in Section 6.7(b))

Actual:		$

	☐	No, not in compliance	☐ Yes, in compliance